EXHIBIT 10.24

AMENDMENT NO. 1 TO

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This Amendment No. 1 to Amended and Restated Employment Agreement, dated February 26, 2009 (this “Amendment”), amends that certain Amended and Restated Employment Agreement, dated December 22, 2008 (the “Agreement”), by and between Fiserv, Inc., a Wisconsin corporation (the “Company”), and Jeffery W. Yabuki (the “Executive”).

1.	A new Section 10.9 is hereby added to the Agreement as follows:

To the extent that the terms of this Agreement conflict with the terms of any agreement governing any equity award granted to Executive, this Agreement shall prevail (unless the operative instrument expressly, with specific reference to this Agreement, states otherwise); and, to the extent that the benefits provided by this Agreement are inconsistent with benefits provided under an equity agreement, the Executive shall receive the more favorable benefit.

2.	In all other respects, the Agreement shall remain in full force and effect.

3.	This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

IN WITNESS WHEREOF, each of the Company and the Executive has executed this Amendment effective as of the date first above written.

FISERV, INC.		EXECUTIVE

By:	/s/ Glenn M. Renwick	/s/ Jeffery W. Yabuki
	Glenn M. Renwick Chairman of the Compensation Committee of the Board of Directors	Jeffery W. Yabuki